UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

InterXion Holding N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Tupolevlaan 24

1119 NX Schiphol-Rijk

The Netherlands

(Address of principal executive offices and Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary shares, nominal value €0.10 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-171662

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the ordinary shares, nominal value (€0.10) of InterXion Holding N.V., a limited liability company incorporated under the laws of The Netherlands (the “Registrant”), is set forth in the section entitled “Description of Capital Stock” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form F-1 (Registration No. 333-171662), initially filed with the Securities and Exchange Commission on January 12, 2011. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

InterXion Holding N.V.

Date: January 25, 2011

	By:	/s/ Jaap Camman
Name: Jaap Camman
Title: Senior Vice President - Legal

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